EXHIBIT 24

Power of Attorney

Reports Under the Securities Exchange Act of 1934

February 24, 2009

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of The Washington Post Company, a Delaware corporation (hereinafter called the “Company”), hereby constitutes and appoints DONALD E. GRAHAM, HAL S. JONES and VERONICA DILLON, and each of them, his or her true and lawful attorneys-in-fact and agents with full power to act without the others and with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign my name to an Annual Report on Form 10-K of the Company for the fiscal year ended December 28, 2008, and any and all reports required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments thereto and other documents in connection therewith, and to file, or cause to be filed, the same with all exhibits thereto (including this power of attorney), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Donald E. Graham Donald E. Graham, Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director	/s/ Barry Diller Barry Diller, Director

/s/ Hal S. Jones Hal S. Jones, Senior Vice President – Finance (Principal Financial Officer)	/s/ John L. Dotson Jr. John L. Dotson Jr., Director

/s/ Wallace R. Cooney Wallace R. Cooney, Vice President – Finance (Principal Accounting Officer)	/s/ Melinda F. Gates Melinda F. Gates, Director

/s/ Lee C. Bollinger Lee C. Bollinger, Director	/s/ Thomas S. Gayner Thomas S. Gayner, Director

/s/ Warren E. Buffett Warren E. Buffett, Director	/s/ Anne M. Mulcahy Anne M. Mulcahy, Director

/s/ Christopher C. Davis Christopher C. Davis, Director	/s/ Ronald L. Olson Ronald L. Olson, Director